Rule 10f-3 Transactions*
July 1, 2009 through September 30, 2009

1.The following 10f-3 transaction was effected for the RidgeWorth Intermediate
 Bond Fund, RidgeWorth Investment Grade Bond Fund, RidgeWorth Seix High Yield Fund and RidgeWorth Total Return Bond Fund
Issuer/Security:  Acco 10.625%, 3/15; Cusip 00081TAC2
Date of Purchase: 9/21/09
Date Offering Commenced:  9/21/09
Name of Broker/Dealer from Whom Purchased:  Credit Suisse
Name of Affiliated Dealer in Syndicate:  STRH
Members of the Syndicate: Bank of America, BMO, CSFB, DB, Barclays, Barrington Research, CJS, SunTrust Robinson Humphrey
Aggregate Principal Amount of Purchase:  $8,000,000
Aggregate Principal Amount of Offering:  $460,000,000
Purchase Price:  $98.502
Commission/ Spread/ Profit:  2.50%

2.The following 10f-3 transaction was effected for the RidgeWorth Short Term Bond Fund
Issuer/Security:  Barclays Bank PLC 5.20 7/10/14; Cusip 06739FFZ9
Date of Purchase: 7/7/09
Date Offering Commenced:  7/7/09
Name of Broker/Dealer from Whom Purchased:  Barclays
Name of Affiliated Dealer in Syndicate:  SunTrust Robinson Humphrey
Members of the Syndicate: Citigroup Global Markets, Commerzbank AG, Daiwa Securities America Inc, Keybanc Capital Markets, Lloyds TSB Bank, RBC Capital Markets, SunTrust Robinson Humphrey, US Bancorp Investments, Wells Fargo Securities
Aggregate Principal Amount of Purchase:  $2,500,000,000
Aggregate Principal Amount of Offering:  $2,000,000
Purchase Price: $99.883
Commission/ Spread/ Profit:  0.33%

3.The following 10f-3 transaction was effected for the RidgeWorth High Income Fund, RidgeWorth Intermediate Bond Fund, RidgeWorth Investment Grade Bond Fund, RidgeWorth Seix Floating Rate High Income Fund, RidgeWorth Seix High Yield Fund and RidgeWorth Total Return Bond Fund
Issuer/Security:  Cablevision 8.625%, 9/15/17; Cusip 12686CAX7
Date of Purchase:  9/9/09
Date Offering Commenced:  9/9/09
Name of Broker/Dealer from Whom Purchased:  JPMorgan
Name of Affiliated Dealer in Syndicate:   SunTrust Robinson Humphrey
Members of the Syndicate: Bank of America, Citi, CSFB, DB, Goldman, JPMorgan, Barclays, BMO, Fortis, Mitsubishi, Morgan Stanley, Natixis, RBS, Scotia, TD, US Bancorp, SunTrust Robinson Humphrey
Aggregate Principal Amount of Purchase:  $20,000,000
Aggregate Principal Amount of Offering:  $900,000,000
Purchase Price: $98.596
Commission/ Spread/ Profit:  2.00%

4.The following 10f-3 transaction was effected for the RidgeWorth Corporate Bond Fund
Issuer/Security: Century Link 6.15%, 9/15/19; Cusip 156700AN6
Date of Purchase:  9/14/09
Date Offering Commenced:  9/14/09
Name of Broker/Dealer from Whom Purchased:  Bank of America
Name of Affiliated Dealer in Syndicate:  SunTrust Robinson Humphrey
Members of the Syndicate: Bank of America, Barclays, JPMorgan, Wells Fargo, Mitsubishi, Morgan Stanley, DB, Morgan Keegan, US Bancorp, SunTrust Robinson Humphrey
Aggregate Principal Amount of Purchase:  $5,000.000
Aggregate Principal Amount of Offering:  $250,000,000
Purchase Price:  $99.891
Commission/ Spread/ Profit:  0.40%

5.The following 10f-3 transaction was effected for the RidgeWorth High Income Fund, RidgeWorth Intermediate Bond Fund, RidgeWorth Investment Grade Bond Fund, RidgeWorth Seix Floating Rate High Income Fund, RidgeWorth Seix High Yield Fund and RidgeWorth Total Return Bond Fund
Issuer/Security:  Commercial Barge Line 12.5%, 7/17; Cusip 20162UAA3
Date of Purchase:  7/1/09
Date Offering Commenced:  7/1/09
Name of Broker/Dealer from Whom Purchased:  Bank of America
Name of Affiliated Dealer in Syndicate:  SunTrust Robinson Humphrey
Members of the Syndicate: Bank of America, UBS, Fifth Third, PNC, RBS, SunTrust Robinson Humphrey
Aggregate Principal Amount of Purchase:  $15,000,000
Aggregate Principal Amount of Offering:  $200,000,000
Purchase Price:  $95.181
Commission/ Spread/ Profit:  2.50%

6.The following 10f-3 transaction was effected for the RidgeWorth Intermediate Bond Fund, RidgeWorth Investment Grade Bond Fund, RidgeWorth Seix High
Yield Fund and RidgeWorth Total Return Bond Fund
Issuer/Security:  Concho Resources 8.625%, 10/1/17; Cusip 20605PAA9
Date of Purchase:  9/15/09
Date Offering Commenced: 9/15/09
Name of Broker/Dealer from Whom Purchased: JP Morgan
Name of Affiliated Dealer in Syndicate:  SunTrust Robinson Humphrey
Members of the Syndicate:  Bank of America, Merrill, BNP, JP Morgan,
Wells Fargo, Calyon, DB, ING, Keybanc, Mitsubishi, UFX, Natixis, Raymond James, Scotia, SunTrust Robinson Humphrey
Aggregate Principal Amount of Purchase:  $10,000,000
Aggregate Principal Amount of Offering:  $300,000,000
Purchase Price:  $98.578
Commission/ Spread/ Profit:  2.50%

7.The following 10f-3 transaction was effected for the RidgeWorth Intermediate Bond Fund, RidgeWorth Investment Grade Bond Fund, RidgeWorth Corporate Bond Fund and RidgeWorth Total Return Bond Fund
Issuer/Security:  Enterprise Products 5.25%, 1/31/20; Cusip 29379VAFO
Date of Purchase:  9/24/09
Date Offering Commenced:  9/24/09
Name of Broker/Dealer from Whom Purchased:  JPMorgan
Name of Affiliated Dealer in Syndicate:  SunTrust Robinson Humphrey
Members of the Syndicate: Bank of America, BNP, JPMorgan, Mizuho, Morgan Stanley, DB, DnB, ING, RBS, Scotia, Sumitomo, UBS, Wells Fargo, SunTrust Robinson Humphrey
Aggregate Principal Amount of Purchase:  $30,000,000
Aggregate Principal Amount of Offering:  $500,000,000
Purchase Price:  $99.355
Commission/ Spread/ Profit:  1.30%

8.The following 10f-3 transaction was effected for the RidgeWorth High Income Fund, RidgeWorth Intermediate Bond Fund, RidgeWorth Investment Grade Bond Fund, RidgeWorth Seix Floating Rate High Income Fund, RidgeWorth High Yield Fund and RidgeWorth Total Return Bond Fund
Issuer/Security:  Gannett 9.375%, 11/15/17; Cusip 364725AP6
Date of Purchase:  9/28/09
Date Offering Commenced:  9/28/09
Name of Broker/Dealer from Whom Purchased:  Bank of America
Name of Affiliated Dealer in Syndicate:  SunTrust Robinson Humphrey
Members of the Syndicate: Bank of America, Barclays, Citi, JPMorgan, Lloyds, Mitsubishi, Mizuho, SunTrust Robinson Humphrey
Aggregate Principal Amount of Purchase:  $20,000,000
Aggregate Principal Amount of Offering:  $250,000,000
Purchase Price:  $98.582
Commission/ Spread/ Profit:  1.70%

9.The following 10f-3 transaction was effected for the RidgeWorth High Income Fund, RidgeWorth Intermediate Bond Fund, RidgeWorth Investment Grade Bond Fund, RidgeWorth Seix Floating Rate High Income Fund, RidgeWorth Seix High Yield Fund and RidgeWorth Total Return Bond Fund
Issuer/Security:  Gannett 8.75%, 11/15/14; Cusip 364725AM3
Date of Purchase:  9/29/09
Date Offering Commenced:  9/29/09
Name of Broker/Dealer from Whom Purchased:  Bank of America
Name of Affiliated Dealer in Syndicate:  SunTrust Robinson Humphrey
Members of the Syndicate: Bank of America, Barclays, Citi, JPMorgan, Lloyds, Mitsubishi, Mizuho, SunTrust Robinson Humphrey
Aggregate Principal Amount of Purchase:  $10,000,000
Aggregate Principal Amount of Offering:  $250,000,000
Purchase Price:  $98.465
Commission/ Spread/ Profit:  1.70%

10.The following 10f-3 transaction was effected for the RidgeWorth High Income Fund, RidgeWorth Intermediate Bond Fund, RidgeWorth Investment Grade Bond Fund, RidgeWorth Seix High Yield Fund and RidgeWorth Total Return Bond Fund Issuer/Security: Jabil 7.75% 7/15/16; Cusip 466313AE3
Date of Purchase:  7/31/09
Date Offering Commenced:  7/31/09
Name of Broker/Dealer from Whom Purchased:  Bank of America
Name of Affiliated Dealer in Syndicate:  SunTrust Robinson Humphrey
Members of the Syndicate: Bank of America, Citi, JPMorgan, RBS, CSFB, RBC, UBS, SunTrust Robinson Humphrey
Aggregate Principal Amount of Purchase:  $10,000,000
Aggregate Principal Amount of Offering:  $312,000,000
Purchase Price:  $96.143
Commission/ Spread/ Profit:  2.00%

11.The following 10f-3 transaction was effected for the RidgeWorth High Income Fund, RidgeWorth Intermediate Bond Fund, RidgeWorth Investment Grade Bond Fund, RidgeWorth Seix Floating Rate High Income Fund, RidgeWorth Seix High Yield Fund and RidgeWorth Total Return Bond Fund
Issuer/Security:  Mediacomm 9.125%, 8/19; Cusip 58445MAK8
Date of Purchase:  8/11/09
Date Offering Commenced:  8/11/09
Name of Broker/Dealer from Whom Purchased:  JPMorgan
Name of Affiliated Dealer in Syndicate:  SunTrust Robinson Humphrey
Members of the Syndicate: Bank of America, Citi, CSFB, JPMorgan, Wells Fargo, SunTrust Robinson Humphrey
Aggregate Principal Amount of Purchase:  $ 25,000,000
Aggregate Principal Amount of Offering:  $350,000,000
Purchase Price:  $97.622
Commission/ Spread/ Profit:  1.68%

12.The following 10f-3 transaction was effected for the RidgeWorth High Grade Municipal Bond Fund
Issuer/Security:  Metro Washington Airport 5.00%, 2039; Cusip 592643AC4
Date of Purchase:  8/5/09
Date Offering Commenced: 8/5/09
Name of Broker/Dealer from Whom Purchased:  Citi
Name of Affiliated Dealer in Syndicate:  SunTrust Robinson Humphrey
Members of the Syndicate: Barclays, Davenport, Estrhino, Loop Cap, Morgan Stanley,JPMorgan, Merrill Lynch, Mesirow, Rice, Siebert, SunTrust Robinson Humphrey
Aggregate Principal Amount of Purchase:  $1,924,600
Aggregate Principal Amount of Offering:  $198,000,000
Purchase Price:  $96.23
Commission/ Spread/ Profit:  0.50%


13.The following 10f-3 transaction was effected for the RidgeWorth High Income Fund, RidgeWorth Intermediate Bond Fund, RidgeWorth Investment Grade Bond Fund, RidgeWorth
Seix High Yield Fund and RidgeWorth Total Return Bond Fund
Issuer/Security:  Ryland Group 8.4%, 5/15/17; Cusip 783764AN3
Date of Purchase:  4/30/09
Date Offering Commenced:  4/30/09
Name of Broker/Dealer from Whom Purchased:  Citigroup
Name of Affiliated Dealer in Syndicate:  SunTrust Robinson Humphrey
Members of the Syndicate: Citigroup, Barclays, Morgan Keegan, SunTrust Robinson Humphrey
Aggregate Principal Amount of Purchase:  $14,000,000
Aggregate Principal Amount of Offering:  $230,000,000
Purchase Price:  $98.006
Commission/ Spread/ Profit:  1.37%

14.The following 10f-3 transaction was effected for the RidgeWorth High Income Fund, RidgeWorth Intermediate Bond Fund, RidgeWorth Investment Grade Bond Fund, RidgeWorth Seix Floating Rate High Income Fund, RidgeWorth Six High Yield Fund and RidgeWorth Total Return Bond Fund
Issuer/Security:  QVC 7.5%, 10/1/19; Cusip 747262AA1
Date of Purchase:  9/22/09
Date Offering Commenced:  9/22/09
Name of Broker/Dealer from Whom Purchased:  Wachovia
Name of Affiliated Dealer in Syndicate:  SunTrust Robinson Humphrey
Members of the Syndicate: Barclays, Calyon, Fortis, Mizuho, RBS, Wells Fargo, BNP, Citigroup, Commerzbank, Daiwa, Mitsubishi, Scotia, UBS, SunTrust Robinson Humphrey
Aggregate Principal Amount of Purchase:  $35,000,000
Aggregate Principal Amount of Offering:  $1,000,000,000
Purchase Price:  $98.278
Commission/ Spread/ Profit:  1.75%

15.The following 10f-3 transaction was effected for the RidgeWorth High Income Fund, RidgeWorth Intermediate Bond Fund, RidgeWorth Investment Grade Bond Fund, RidgeWorth Seix Floating Rate High Income Fund, RidgeWorth Seix High Yield Fund and RidgeWorth
Total Return Bond Fund
Issuer/Security:  Qwest Communications 8%, 10/1/17; Cusip 749121BZ1
Date of Purchase:  9/14/09
Date Offering Commenced:  9/14/19
Name of Broker/Dealer from Whom Purchased:  Citigroup
Name of Affiliated Dealer in Syndicate:  SunTrust Robinson Humphrey
Members of the Syndicate:  Bank of America, Barclays, Citi, CSFB, DB, Goldman,
UBS,
US Bancorp, Wells Fargo, SunTrust Robinson Humphrey
Aggregate Principal Amount of Purchase:  $30,000,000
Aggregate Principal Amount of Offering:  $550,000,000
Purchase Price:  $98.244
Commission/ Spread/ Profit:  1.50%

16.The following 10f-3 transaction was effected for the RidgeWorth Corporate Bond Fund
Issuer/Security:  Willis 7%, 9/22/19; Cusip 970648AE1
Date of Purchase:  9/22/09
Date Offering Commenced:  9/22/09
Name of Broker/Dealer from Whom Purchased:  Bank of America
Name of Affiliated Dealer in Syndicate:  SunTrust Robinson Humphrey
Members of the Syndicate: Bank of America, JPMorgan, RBS, Barclays, ING, Lloyds, Mitsubishi, Morgan Stanley, Scotia, SunTrust Robinson Humphrey Aggregate Principal Amount of Purchase: $5,000,000
Aggregate Principal Amount of Offering:  $300,000,000
Purchase Price:  $99.503
Commission/ Spread/ Profit:  0.40%

* Rule 10f-3 prohibits purchases of securities from an underwriting syndicate in which an affiliate is a member unless:
(1) The securities are: (a) part of a registered public offering, (b) Eligible Municipal Securities, (c) part of an issue of government securities, (d) sold in an Eligible Foreign Offering, or (e) sold in an Eligible Rule 144A Offering.
(2) The securities are purchased: (a) prior to the end of the first day on which any sales were made (or in the case of rights, on or before the fourth day before the rights offering terminated); (b) at a price not more than that paid by other purchasers of securities (except in an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders); and (c) as part of a firm commitment underwriting.
(3) The commission, spread or profit are reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.(4) The issuer and it predecessors have been in continuous operation for at least 3 years (except for Eligible Municipal Securities).
(5) The amount of securities purchased by all Funds and other investment companies advised by the adviser does not exceed 25% of the principal amount of the offering or if part of an Eligible Rule 144A Offering, 25% of the total of
(i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers plus (ii) the principal amount of the offering of such class in any concurrent public offering.(6) No affiliated underwriter is a direct or indirect participant in or beneficiary of the sale, or with respect to Eligible Municipal Securities, the purchase is not designated as a group sale or otherwise allocated to the account of an affiliated underwriter.